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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WILLDAN GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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April 21, 2010

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held on Friday, June 4, 2010 at 10:00 a.m. Pacific Daylight Time at the Hyatt Regency Orange County, 11999 Harbor Blvd., Garden Grove, California 92840.

        The enclosed Notice and Proxy Statement contain details concerning the matters to be considered during the Annual Meeting. At the Annual Meeting, you will be asked to (i) elect nine directors; (ii) ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm; (iii) approve amendments to the Company's 2008 Performance Incentive Plan; and (iv) transact such other business as may properly come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of each of the nine director nominees, "FOR" the ratification of the appointment of KPMG LLP, and "FOR" the approval of the amendments to the Company's 2008 Performance Incentive Plan. Please complete, sign and return your Proxy in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the Annual Meeting, even if you cannot attend.

        YOUR VOTE IS VERY IMPORTANT. We appreciate you taking the time to vote promptly. After reading the Proxy Statement, please vote by Internet, telephone, or mail at your earliest convenience. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY INTERNET, TELEPHONE OR MAIL, OR ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

        Thank you for your continued support of Willdan. We look forward to seeing you at the Annual Meeting.

Win Westfall Chairman of the Board

Thomas D. Brisbin President and Chief Executive Officer

WILLDAN GROUP, INC.
2401 EAST KATELLA AVENUE, SUITE 300
ANAHEIM, CALIFORNIA 92806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2010

        NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders (the "Annual Meeting") of Willdan Group, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 4, 2010 at 10:00 a.m. Pacific Daylight Time at the Hyatt Regency Orange County, 11999 Harbor Blvd., Garden Grove, California 92840, for the following purposes described in this Notice:

  (1)
  To elect nine members of the Board of Directors, each to serve for a one-year term and until his or her successor is duly elected and qualified;

  (2)
  To consider and vote upon the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010;

  (3)
  To consider and vote upon approval of amendments to the Company's 2008 Performance Incentive Plan; and

  (4)
  To consider and act upon any other matter that may properly be brought before the Annual Meeting and at any adjournment or postponement thereof.

        Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed.

        The Board of Directors has fixed the close of business on Monday, April 12, 2010 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Only stockholders of record of the Company's common stock, $0.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

        Important Notice regarding the availability of proxy materials for the stockholder meeting to be held on June 4, 2010. Our proxy statement is attached. Our financial and other information is contained in our Annual Report to Stockholders for the fiscal year ended January 1, 2010. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2009 Annual Report to Stockholders, including our Form 10-K for the year ended January 1, 2010, are available at our website at http://ir.willdangroup.com/sec.cfm, which does not have "cookies" that identify visitors to the site.

        YOUR VOTE IS VERY IMPORTANT.    Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. Registered holders may vote:

  1.
  By Internet: go to www.investorvote.com/WLDN;

  2.
  By toll-free telephone: call 1-800-652-VOTE (8683); or

  3.
  By mail: mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

        Any Proxy may be revoked by delivery of a later dated Proxy or a written notice of revocation or by attending the Annual Meeting and voting in person.

By Order of the Board of Directors

Roy L. Gill Secretary

Anaheim, California
April 21, 2010

i

WILLDAN GROUP, INC.
2401 EAST KATELLA AVENUE, SUITE 300
ANAHEIM, CALIFORNIA 92806

PROXY STATEMENT
FOR 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2010

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Willdan Group, Inc., a Delaware corporation (the "Company"), for use at its 2010 Annual Meeting of Stockholders to be held on Friday, June 4, 2010 at 10:00 a.m. Pacific Daylight Time at the Hyatt Regency Orange County, 11999 Harbor Blvd., Garden Grove, California 92840, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy are first being sent to stockholders on or about May 3, 2010. The Company's 2009 Annual Report, including financial statements for the fiscal year ended January 1, 2010, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

        At the Annual Meeting, our stockholders will consider and vote on the following matters:

  (1)
  the election of nine directors;

  (2)
  the ratification of the appointment of the Company's independent registered public accounting firm; and

  (3)
  the approval of amendments to the Company's 2008 Performance Incentive Plan (the "2008 Plan").

        In addition, our stockholders will transact any other business that properly comes before the meeting. Management of the Company will also respond to any questions from our stockholders.

Who can attend the Annual Meeting?

        All stockholders of the Company as of the Record Date, or their duly appointed proxy holders, may attend the Annual Meeting.

Who is entitled to vote?

        Only holders of record of the Company's common stock, $0.01 par value per share (the "Common Stock"), at the close of business on the record date, April 12, 2010 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to cast one vote for each share held by them on each matter to be voted upon. The Common Stock is the only class of securities of the Company authorized to vote. Under the Company's Certificate of Incorporation and applicable law, a stockholder is not entitled to cumulative voting rights in the election of directors.

What constitutes a quorum?

        The presence, in person or by proxy, of holders entitled to cast at least a majority of all the votes entitled to be cast is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the Record Date, 7,228,683 shares of Common Stock were outstanding and entitled to vote. Abstentions and "broker non-votes" will count toward the presence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner returns an executed proxy, but strikes out a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

 How do I vote?

        If you are a registered stockholder as of the close of business on the Record Date, you may vote in person at the Annual Meeting or by proxy without attending the meeting. Stockholders whose shares are registered in their own names may vote (1) by returning a proxy card, (2) via the Internet, or (3) by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow the stockholder to vote his or her shares and confirm that his or her voting instructions have been properly recorded. If you do not wish to vote via the Internet or telephone, please complete, date, sign, and return the proxy card you received with this proxy statement in the enclosed envelope. If you sign and return the proxy card but do not give any instructions, your shares will be voted by the persons named in the proxy card in accordance with the recommendations of the Board of Directors given below.

        If your stock is held in the name of a broker, bank or other nominee, please mark, date, sign, and return the voting instruction form you received from your broker or nominee with this proxy statement.

        If you are a registered stockholder and wish to vote in person at the meeting, be sure to bring a form of personal picture identification with you. If your stock is held by a broker, bank or other nominee (in "street name") and you wish to vote in person at the meeting, in addition to picture identification you should bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and obtain from the record holder and bring with you a proxy from the record holder issued in your name.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by delivering a duly executed proxy bearing a later date or a written revocation to the Secretary of the Company at the address of the Company set forth above, or by attending the Annual Meeting and voting in person. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person, whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

If I return my proxy card without specifying voting instructions on it, will my shares be voted?

        Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of the Company's Board of Directors. The Board's recommendations are set forth together with the description of each matter in this Proxy Statement. In summary, the Board unanimously recommends a vote: FOR election of each of the nine nominees for director, FOR ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2010, and FOR approval of the amendments to the 2008 Plan.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in the discretion of the proxy holders.

What vote is required to approve each matter?

        Assuming the presence of a quorum, the affirmative vote of a plurality of all of the votes cast on the matter at the Annual Meeting in person or by proxy will be required for the election of each director nominee and the affirmative vote of a majority of all of the votes cast on the matter at the Annual Meeting in person or by proxy will be required for the ratification of the appointment of

KPMG LLP to serve as the Company's independent registered public accounting firm and the approval of the amendments to the 2008 Plan. Abstentions are not counted as votes cast and will have no effect on the vote for the election of the directors, the ratification of the appointment of KPMG LLP or the approval of the amendments to the 2008 Plan.

Who tabulates the votes?

        Stockholder votes will be tabulated by the persons appointed to act as inspectors of election for the Annual Meeting.

Could other matters be decided at the meeting?

        It is not anticipated that any matter, other than those set forth in this Proxy Statement, will be presented at the Annual Meeting. If other matters are presented, proxies will be voted by the proxy holders in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in the discretion of the proxy holders.

What happens if the Annual Meeting is postponed or adjourned?

        Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

How can I receive a copy of the Annual Report?

        The Annual Report, which includes the Company's Annual Report on Form 10-K for the year ended January 1, 2010, accompanies this proxy statement and may also be accessed through our website at www.willdan.com under "Investors—SEC Filings."

Where can I find the voting results of the Annual Meeting?

        Our intention is to announce the preliminary voting results at the Annual Meeting and to publish the final results within four business days after the Annual Meeting on a Form 8-K to be filed with the United States Securities and Exchange Commission (the "SEC") and which we will make available on our website at www.willdan.com under "Investors—SEC Filings."

PROPOSAL 1:

ELECTION OF DIRECTORS

        The Bylaws provide that the Board of Directors (the "Board") consists of nine directors until changed by the Board. The directors are regularly elected at each annual meeting of the stockholders, and each director shall hold office until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

        The nine nominees, if elected at the Annual Meeting, will hold office until the next annual meeting of stockholders, or until an earlier stockholder meeting at which directors are elected, and until their respective successors are duly elected and qualified. The Board, based on the recommendations of the Nominating and Corporate Governance Committee, has nominated Win Westfall, Thomas D. Brisbin, Linda L. Heil, Raymond W. Holdsworth, W. Tracy Lenocker, Douglas J. McEachern, Keith W. Renken, Wayne Shelton and John M. Toups to serve as directors of the Company (each a "Nominee" and collectively, the "Nominees"). Each Nominee is currently serving as a director.

        Each Nominee has consented to be nominated and to serve if elected. However, if any Nominee is unavailable for election or unable to serve, the proxy holders may vote for another person nominated by the Board or the Board may amend the Bylaws to reduce the number of directors to be elected at the Annual Meeting.

Information Regarding Directors

        The following table and biographical descriptions set forth certain information with respect to the directors and Nominees. Unless otherwise specified, each Nominee has continuously served as a director of the Company since he or she was previously elected, based on information furnished to the Company by each director. The following information is as of April 21, 2010, unless otherwise specified.

Name	Age	Director Since	Positions Held with the Company (other than Director)
Win Westfall	76	2001	Chairman of the Board
Thomas D. Brisbin	57	2007	President and Chief Executive Officer
Linda L. Heil	70	2006
Raymond W. Holdsworth	67	2009
W. Tracy Lenocker	64	1997
Douglas J. McEachern	58	2009
Keith W. Renken	75	2006
Wayne Shelton	77	2008
John M. Toups	84	2007

        The Company believes that the members of its Board should have a range of skills, experience, diversity, and expertise that enables the Board to provide sound guidance with respect to the Company's operations and interests. When considering a candidate, the Board looks at the current composition of the Board and the evolving needs of the Company, in addition to such candidate's background and accomplishments. The Nominating and Corporate Governance Committee identifies candidates for election to the Board, reviews their qualifications, skills, experience and other characteristics, and recommends nominees for director to the Board for approval.

        The Nominating and Corporate Governance Committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company's businesses, particularly in engineering, consulting and finance. The majority of the Company's current directors, who are also the Nominees, holds or has held senior executive positions in large, complex organizations and have operating experience that meets these objectives, as described below. In these positions, they have gained experience in core management skills, strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development. Additionally, a number of our directors have experience serving on the boards of directors of other public companies, which increases their knowledge of effective corporate governance.

        The Nominating and Corporate Governance Committee also believes that each of the Nominees and current directors has other key attributes that are important to an effective board, including integrity and demonstrated high ethical standards, sound judgment, analytical skills, the ability to engage management and each other in a constructive and collaborative fashion, diversity of background, experience, and thought, and the commitment to devote significant time and energy to service on the Board and its Committees. The following biographies provide further qualifications, attributes and other information with respect to the directors and Nominees.

        Win Westfall has served as our Chairman of the Board since May 2006, and has been a member of our board of directors since 2001. Mr. Westfall was our President and Chief Executive Officer from May 2006 to February 2007, our Senior Vice President of Corporate Relations from January 2004 to May 2006, and a regional manager in northern California from 1998 through January 2004. Mr. Westfall has over 35 years experience as a line manager for consulting engineering firms, and has served as city engineer for seven California cities. Mr. Westfall received his B.S. in Civil Engineering from the University of Southern California in 1962, and an M.B.A. from Pepperdine University in 1980. Mr. Westfall is a fellow of The Society of American Military Engineers and has been active in numerous other professional associations. During 1997, he served as the National President for The American Public Works Association, or APWA, the first private consultant to hold this position. Mr. Westfall has served on and chaired national committees for the American Council of Engineering Companies, and in 2004 was made an Honorary CLOD (past president) of the County Engineers Association of California, the first private consultant to be accorded this honor, as well. He has been a registered civil engineer in California, Hawaii, Idaho, Nevada and Washington. Mr. Westfall also has served as the trustee of the APWA Education Endowment Fund since 1999 and on the California Transportation Foundation board of directors since 2005. Mr. Westfall, as a former executive officer and regional manager of our Company with significant engineering experience, brings his in-depth knowledge of our Company and its industry, operations and business to the Board, providing valuable insight to the Board as it reviews our operations, growth and financial prospects. In addition, we believe that his experience as an engineer for California cities benefits our Board by providing increased understanding of the needs of our clients.

        Thomas D. Brisbin joined our Board of Directors in April 2007, when he was also appointed our President and Chief Executive Officer. Dr. Brisbin previously was vice president of and consultant for AECOM Technology Corporation, or AECOM, since spring 2004. At AECOM, a company focused on infrastructure, environment and facilities engineering contracts, Dr. Brisbin was responsible for developing the company's environmental business. Prior to joining AECOM, Dr. Brisbin was chief operating officer and executive vice president of Tetra Tech, Inc., or Tetra Tech, a leading provider of consulting, engineering and technical services, for five years. Prior to that, he was employed by Planning Research Corporation, or PRC, a systems analysis and management consulting company and wholly-owned subsidiary of The Black & Decker Corporation, from 1978 to 1995 and was co-founder and President of PRC Environmental Management, Inc. During his tenure at PRC, he was involved in all aspects of operations, marketing and finance. Before joining PRC, he was a research associate at Argonne National Laboratory. He has also served as an adjunct professor at the Illinois Institute of Technology. Dr. Brisbin holds a B.S. degree from Northern Illinois University and a Ph.D. in Environmental Engineering from Illinois Institute of Technology. He also completed Harvard Business School's Advanced Management Program in 1988. Dr. Brisbin, as our current President and Chief Executive Officer, brings his in-depth knowledge of the day-to-day operations of our Company and its industry to the Board, providing valuable insight to the Board as it reviews our operations, growth and financial prospects. In addition, we believe that his experience as an executive officer at Tetra Tech, a publicly traded engineering and consulting company, benefits our Board by increasing his knowledge of our industry and effective public company corporate governance.

        Linda L. Heil has served as a member of our Board of Directors since May 2006 and is a member of our Investment, Finance and Strategy Committee. She is also currently our largest individual stockholder. Mrs. Heil is the widow of Dan Heil who co-founded the company in 1964. Mr. Heil served as our Chief Executive Officer and Chairman from the company's inception until 1993, and then again from 1995 until his passing in May 2006. Mrs. Heil is retired from active employment but has been a licensed real estate agent since 1977 and has practiced periodically. As our largest stockholder, Mrs. Heil benefits the Board because she is particularly attuned to strategic, financial and other matters that may affect stockholders' investments in the Company.

        Raymond W. Holdsworth joined our Board of Directors in 2009. He is a member of our Nominating and Corporate Governance and Investment, Finance and Strategy Committees. Mr. Holdsworth previously served as Vice Chairman of Corporate Development for AECOM from October 2005 through March 2009, and he continues to work as a consultant for AECOM. Mr. Holdsworth joined AECOM in 1992 and held a number of positions, including President, before being named Vice Chairman in 2005. During his tenure at AECOM, he led a variety of outreach, growth and diversification activities. Mr. Holdsworth began his career at Peat Marwick Mitchell and worked in California's Office of Transportation Planning and Research. He has also held senior management positions with DMJM, an engineering/architectural firm in the transportation and infrastructure industry which is now a major operating subsidiary of AECOM, International Technology Corp. and Parsons Brinckerhoff Quade & Douglas Inc., a company that provides strategic consulting, planning, engineering, and program and construction management services relating to infrastructure. Mr. Holdsworth serves as a director of Sundt Corporation, Inc., a private company that builds projects for public and private clients throughout the United States, and as a Trustee for California State University. Mr. Holdsworth received a B.A. in English in 1964 from Lake Forest College and an M.B.A. in 1969 from the University of Pennsylvania, Wharton School of Business. He is a former Chairman of the California Chamber of Commerce and a former Vice Chairman of the Civil Engineering Research Foundation/International Institute. We believe that Mr. Holdsworth's background in engineering and experience as the Vice Chairman of Corporate Development for AECOM during the time when it became a public company provides useful insight to our Board with regard to our growth strategy and strategic initiatives.

        W. Tracy Lenocker served as a member of the Board of Directors periodically since the 1980s and continuously from 1997 through February 2007. After serving as our interim President and Chief Executive Officer from February 2007 through April 2007, he once again joined our Board of Directors in April 2007. Mr. Lenocker serves as the chairperson of our Nominating and Corporate Governance Committee and is a member of our Investment, Finance and Strategy Committee. Mr. Lenocker is currently the President and majority owner of Lenocker Consulting Group which provides civil engineering and geographic information systems, or GIS, consulting services. He also founded Lenocker & Associates in 1995, which provides GIS services to public agencies, and served as its President until 2006. From July 2006 until December 2007 he was the President of Civilsoft LLC, a consulting firm specializing in civil engineering. He has worked in both the public and private engineering sectors in California and Florida. Mr. Lenocker was a part-time instructor in civil engineering at California State University, Long Beach from 1980 to 1991. He is a past chairman of the American Society of Civil Engineers, or ASCE, Committee on Computer Practices and received the national ASCE award in Computing in Civil Engineering. Mr. Lenocker also has served on the boards of directors of several non-profit organizations and currently is the chairman of the board for the W. A. Tucker Foundation and serves on the Diabetic Youth Services board. Mr. Lenocker received a B.S. in Civil Engineering in 1975 from the University of Florida and an M.S. in Civil Engineering from

California State University, Long Beach in 1980. Mr. Lenocker is a registered civil engineer in California. We believe that Mr. Lenocker's long tenure on our Board, along with his significant engineering and consulting experience, makes him a valuable resource on our Board.

        Douglas J. McEachern joined our Board of Directors in 2009 and is a member of our Audit and Compensation Committees. He was an Audit Partner at Deloitte & Touche, LLP, or Deloitte, from August 1985 until May 2009. Mr. McEachern was a staff member and manager at Deloitte's predecessor, Touche Ross & Co., from 1976 to 1983. From 1983 to 1985, he was the Professional Accounting Fellow with the Federal Home Loan Bank Board in Washington D.C. Mr. McEachern is the Audit Committee Chairman of Big Brothers/Big Sisters of Greater Los Angeles. He is also a member of the Methodist Hospital of Arcadia and Arcadia Public Library Foundation boards of directors. During 2009, Mr. McEachern was an auditing instructor at Claremont McKenna College and he taught accounting at California State Polytechnic University at Pomona. Additionally, Mr. McEachern is a member of the American Institute of Certified Public Accountants, or AICPA, the California Society of Certified Public Accountants, or CalCPA, and the National Association of Real Estate Investment Trusts, or NAREIT. Mr. McEachern received a B.S in Business Administration in 1974 from the University of California, Berkeley, and an M.B.A. in 1976 from the University of Southern California. We believe that Mr. McEachern's significant audit experience at Deloitte makes him an important contributor to our Board and its committees, including the Audit Committee.

        Keith W. Renken joined our Board of Directors in September 2006. He is the chairperson of our Audit Committee and a member of our Compensation and Investment, Finance and Strategy Committees. Mr. Renken retired in 1992 as Senior Partner and Chairman, Executive Committee of Southern California, for the public accounting firm Deloitte & Touche. From 1992 through 2006, he was an adjunct professor (executive in residence) in the Marshall School of Business at the University of Southern California. He is currently the Managing Partner of Renken Enterprises, a family business providing consulting services to growth companies and real estate operations. Mr. Renken is on the board of directors and audit committees of two other publicly held companies, East West Bancorp, Inc., since 2000, and Limoneira Company, an integrated agribusiness, since 2009, and one investment management company, Whittier Trust Company, since September 2008. He is also on East West Bancorp, Inc.'s compensation committee. Mr. Renken was also a member of the board of directors of 21st Century Insurance Group from 2002 until 2007, and he serves on the boards of directors and/or audit committees of several other private companies and non-profit organizations. Mr. Renken is a Certified Public Accountant in the states of Arizona (inactive) and California (inactive). He received a B.S. in Business Administration in 1957 from the University of Arizona and an M.S. in Business Administration from the University of Arizona in 1959. We believe that Mr. Renken's considerable knowledge of financial and operational issues facing large companies and his accounting and finance experience at Deloitte makes him a valuable member of our Board and its committees, including the Audit Committee. In addition, we believe that Mr. Renken's extensive experience on the boards and audit committees of diverse public and private companies, including financial services companies, provides him with increased knowledge of effective corporate governance that benefits our Board and its committees.

        Wayne Shelton joined our Board of Directors in April 2008. He is the chairperson of our Compensation Committee and a member of our Nominating and Corporate Governance Committee. Mr. Shelton served as President and Chief Executive Officer of Hughes Information Systems, an information systems and engineering firm and subsidiary of Hughes Aircraft Company, from 1990 until his retirement in 1997. From 1987 until 1990, Mr. Shelton served as President and Chief Executive Officer of PRC. Prior to becoming PRC's Chief Executive Officer, Mr. Shelton was PRC's President and Chief Operating Officer. Additionally, from 1985 to 1990, Mr. Shelton served as executive vice president of Emhart Corporation, a multinational manufacturing, electronics and chemical company and the parent company of PRC. Mr. Shelton also served as a part-time consultant to senior executives and boards of directors from 2005 until 2009. Mr. Shelton served as a trustee for Inova Health Care Services from 2003 until 2009, and as a member of Inova Health Systems' audit and compliance subcommittee from 2005 to 2009. Mr. Shelton received his B.S. in Mathematics from the University of Minnesota in 1954. We believe that Mr. Shelton's strong background in the engineering industry, including his prior experience as President and Chief Executive Officer of both Hughes Information Systems and PRC, makes him a valuable resource on our Board.

        John M. Toups joined our Board of Directors in April 2007. Mr. Toups serves as chairperson of our Investment, Finance and Strategy Committee and he is a member of our Audit and Compensation Committees. Mr. Toups served as President and Chief Executive Officer of PRC from 1978 until 1987. Prior to that, Mr. Toups served in various executive positions with PRC. For a short period of time in 1990, he served as interim Chairman of the Board of Directors and Chief Executive Officer of the National Bank of Washington and Washington Bancorp. Mr. Toups serves as a director of two other public companies: GTSI Corp., a reseller of software and hardware, and NVR, Inc., a homebuilding and mortgage banking company. He is the chairman of the board and the nominating and corporate governance committee for GTSI, and also serves on its compensation committee. He is the chairman of NVR's compensation committee and serves as NVR's Lead Director and on its corporate governance and executive committees. In addition, Mr. Toups serves as a director of two privately held companies, Dinte Resources, Inc., an executive search firm, and Dewberry & Davis, an engineering services firm, and serves on Dewberry's audit committee. Mr. Toups also served as a director of Halifax Corporation, a publicly held electronic services company, from 1993 until 2010, when Halifax Corporation was acquired and ceased to be a publicly traded company. He also is currently the Chair Emeritus for the Inova Health System Board of Trustees. Mr. Toups received his B.S. in Civil Engineering from the University of California, Berkeley in 1949. He is a registered civil engineer in California and Maryland and a fellow of the American Society of Civil Engineers. We believe that Mr. Toups' extensive experience as an officer and as a director of a broad range of both public and private companies, including engineering and financial services companies, allows him to provide strong leadership and oversight on our strategic and financial plans. In particular, we believe Mr. Toups' experience as President and Chief Executive Officer of PRC and his extensive experience serving on the boards and committees of publicly traded companies provides valuable insight on our industry and effective corporate governance to our Board and its committees.

Vote Required for Election of Each Director

        Election of each director requires the affirmative vote of a plurality of all of the votes cast on the matter at the Annual Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES. PROXIES RECEIVED WILL BE VOTED "FOR" EACH OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed KPMG LLP as the Company's independent registered public accounting firm to audit its financial statements for the year ending December 31, 2010.

        Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of this appointment by the stockholders. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain KPMG LLP, and may decide to retain them notwithstanding the vote. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. In addition, if KPMG LLP should decline to act or otherwise become incapable of acting, or if the employment should be discontinued, the Audit Committee will appoint a substitute independent public registered public accounting firm. A representative of KPMG LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Principal Accountant's Fees and Services

        The following is a summary of the fees billed to us by KPMG LLP for professional services for the fiscal years ended January 1, 2010 and January 2, 2009, respectively:

Fee Category	Fiscal 2009 Fees	Fiscal 2008 Fees
Audit Fees	$405,000	$470,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$405,000	$470,500

  Audit Fees

        Fees for audit services provided by KPMG for fiscal 2009 and fiscal 2008 consisted of professional services for the annual audit of our consolidated financial statements and for review of our interim condensed consolidated financial statements including quarterly reports.

  Audit-Related Fees

        No fees for audit-related services were billed by KPMG LLP in fiscal 2009 or fiscal 2008.

  Tax Fees

        No fees for tax services, including tax return preparation, tax compliance, tax advice and tax planning, were billed by KPMG LLP in fiscal 2009 or fiscal 2008.

  All Other Fees

        There were no fees paid for any other services not described above in fiscal 2009 or fiscal 2008.

        The Company has been advised by KPMG LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

Audit Committee Pre-Approval Policy

        Consistent with SEC policies regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, including audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

Vote Required for Ratification of the Appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm

        Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm requires the affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010. PROXIES RECEIVED WILL BE VOTED "FOR" RATIFICATION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

PROPOSAL 3:

APPROVAL OF AMENDMENTS TO THE WILLDAN GROUP, INC.
2008 PERFORMANCE INCENTIVE PLAN

General

        At the Annual Meeting, stockholders will be asked to approve the following amendments to the Willdan Group, Inc. 2008 Performance Incentive Plan (the "2008 Plan"), which were adopted, subject to stockholder approval, by the Board of Directors on March 26, 2010:

  •
  Increase in Aggregate Share Limit.    The 2008 Plan currently limits the aggregate number of shares of the Company's common stock that may be delivered pursuant to all awards granted under the 2008 Plan to 486,167 shares. The proposed amendments would increase this limit by an additional 350,000 shares so that the new aggregate share limit for the 2008 Plan would be 836,167 shares. As noted below, shares subject to stock options granted under the Willdan Group, Inc. 2006 Stock Incentive Plan (the "2006 Plan") which expire, or for any reason are cancelled or terminated, after June 9, 2008 without being exercised are also available for award grant purposes under the 2008 Plan. The proposed amendments would also increase the limit on the number of shares that may be delivered pursuant to "incentive stock options" granted under the 2008 Plan by 350,000 shares to an overall limit of 1,100,000 shares. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate 2008 Plan share limit described above.

  •
  Extension of Performance-Based Award Feature.    One element of the 2008 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code (the "Code"). These awards are referred to as "Performance-Based Awards" and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 2008 Plan which may also qualify as performance-based compensation for Section 162(m) purposes. If stockholders approve this 2008 Plan proposal, the Performance-Based Award feature of the 2008 Plan will be extended through the first annual meeting of our stockholders that occurs in 2015 (this expiration time is earlier than the general expiration date of the 2008 Plan and is required under applicable tax rules). (See "Summary Description of the 2008 Performance Incentive Plan—Performance-Based Awards" below.)

        As of April 8, 2010, a total of 359,800 shares of the Company's common stock were subject to outstanding awards granted under the 2008 Plan, and an additional 178,700 shares of the Company's common stock were then available for new award grants under the 2008 Plan.

        The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the 2008 Plan are an important attraction, retention and motivation tool for participants in the plan.

        The Board of Directors approved the foregoing amendments based on a belief that the number of shares currently available under the 2008 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. The Board of Directors believes that these amendments would give the Company greater flexibility to structure future incentives and better attract, retain and award key employees.

        If stockholders do not approve this proposal, the current share limits under, and other terms and conditions of, the 2008 Plan will continue in effect.

Summary Description of the 2008 Performance Incentive Plan

        The principal terms of the 2008 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2008 Plan, which has been filed as an exhibit to the copy of this Proxy Statement that was filed electronically with the SEC and can be reviewed on the SEC's website at http://www.sec.gov. You may also obtain, free of charge, a copy of the 2008 Plan by writing to Del Conrad at 2401 East Katella Avenue, Suite 300, Anaheim, California 92806.

        Purpose.    The purpose of the 2008 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

        Administration.    Our Board of Directors or one or more committees appointed by our Board of Directors administers the 2008 Plan. Our Board of Directors has delegated general administrative authority for the 2008 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2008 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the "Administrator").

        The Administrator has broad authority under the 2008 Plan with respect to award grants including, without limitation, the authority:

  •
  to select participants and determine the type(s) of award(s) that they are to receive;

  •
  to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

  •
  to cancel, modify, or waive the Company's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

  •
  to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

  •
  subject to the other provisions of the 2008 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

  •
  to allow the purchase price of an award or shares of the Company's common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company's common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

        No Repricing.    In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2008 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

        Eligibility.    Persons eligible to receive awards under the 2008 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. As of April 2, 2010, approximately 465 officers and employees of the Company and its subsidiaries (including all of the Company's named executive officers), and each of the Company's eight directors who are not currently employees, are considered eligible under the 2008 Plan.

        Authorized Shares; Limits on Awards.    The maximum number of shares of the Company's common stock that may be issued or transferred pursuant to awards under the 2008 Plan currently equals the sum of: (1) 486,167 shares plus (2) the number of any shares subject to stock options granted under the 2006 Plan and outstanding as of June 9, 2008 which expire, or for any reason are cancelled or terminated, after June 9, 2008 without being exercised.

        As of April 8, 2010, approximately 52,333 shares of the Company's common stock had become available for grant under the 2008 Plan in respect of awards under the 2006 Plan that have terminated without having been exercisable or paid and approximately an additional 211,500 shares were subject to awards that were then still outstanding under the 2006 Plan. No additional awards may be granted under the 2006 Plan.

        If stockholders approve this 2008 Plan proposal, the aggregate share limit for the 2008 Plan would be increased by an additional 350,000 shares.

        The following other limits are also contained in the 2008 Plan:

  •
  The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 750,000 shares. If stockholders approve this 2008 Plan proposal this limit would be increased by an additional 350,000 shares of the Company's common stock so that the new incentive stock option limit for the 2008 Plan would be 1,100,000 shares. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate 2008 Plan share limit described above.

  •
  The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 100,000 shares.

  •
  The maximum number of shares that may be delivered pursuant to awards granted under the plan, other than in the circumstances described in the next sentence, is 750,000 shares. This limit on so-called "full-value awards" does not apply, however, to shares delivered (i) in respect of compensation earned but deferred or (ii) pursuant to stock option grants or stock appreciation right grants.

        To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2008 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2008 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2008 Plan will again be available for subsequent awards under the 2008 Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2008 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2008 Plan. In addition, the 2008 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2008 Plan. The Company may not increase the applicable share limits of the 2008 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

        Types of Awards.    The 2008 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company's common stock or units of the Company's common stock. The 2008 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

        A stock option is the right to purchase shares of the Company's common stock at a future date at a specified price per share (the "exercise price"). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company's common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "Federal Income Tax Consequences of Awards Under the 2008 Plan" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code and the 2008 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

        A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of the Company's common stock on the date of exercise over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company's common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

        The other types of awards that may be granted under the 2008 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares.

        Performance-Based Awards.    The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the Code ("Performance-Based Awards"). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2008 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, or other rights.

        The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

        Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading "Authorized Shares; Limits on Awards" above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance targets have been satisfied. The Administrator has discretion to determine the performance targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

        Deferrals.    The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

        Assumption and Termination of Awards.    Generally, and subject to limited exceptions set forth in the 2008 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, all awards then-outstanding under the 2008 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the Administrator provides for the assumption, substitution or other continuation of the award. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2008 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        Transfer Restrictions.    Subject to certain exceptions contained in Section 5.7 of the 2008 Plan, awards under the 2008 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient's beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and, with limited exceptions set forth in the 2008 Plan, are not made for value.

        Adjustments.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2008 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of Performance-Based Awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

        No Limit on Other Authority.    The 2008 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company's common stock, under any other plan or authority.

        Termination of or Changes to the 2008 Plan.    The Board of Directors may amend or terminate the 2008 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2008 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2008 Plan will terminate on March 9, 2018. Outstanding awards, as well as the Administrator's authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2008 Performance Incentive Plan

        The U.S. federal income tax consequences of the 2008 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2008 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

        With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

        The current federal income tax consequences of other awards authorized under the 2008 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

        If an award is accelerated under the 2008 Plan in connection with a "change in control" (as this term is used under the Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Section 162(m) of the Code may not be permitted to be deducted by the company in certain circumstances.

Specific Benefits under the 2008 Performance Incentive Plan

        The Company has not approved any awards that are conditioned upon stockholder approval of the proposed amendments to the 2008 Plan and is not currently considering any specific award grants that are conditioned upon such approval. If the additional shares that will be available under the 2008 Plan if stockholders approve the proposed amendments had been available for award purposes in fiscal 2009, the Company expects that its award grants for fiscal 2009 would not have been substantially different from those actually made in that year under the 2008 Plan. For information regarding stock-based awards granted to the Company's named executive officers during fiscal 2009, see the material under the heading "Executive Compensation."

        The closing market price for a share of the Company's common stock as of April 19, 2010 was $2.26 per share.

AGGREGATE PAST GRANTS UNDER THE 2008 PERFORMANCE INCENTIVE PLAN

        As of April 8, 2010, awards covering 366,050 shares of the Company's common stock had been granted under the 2008 Plan. (This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 2008 Plan.) The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and option holdings as of that date. No awards other than options have been granted under the 2008 Plan.

			Number of Shares Underlying Options as of April 8, 2010
	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise
Name and Position			Exercisable	Unexercisable
Named Executive Officers:
Thomas D. Brisbin	50,000	—	—	50,000
President and Chief Executive Officer, Director
Kimberly D. Gant	30,000	—	—	30,000
Senior Vice President and Chief Financial Officer
Frank Tripepi	26,500	—	8,333	18,167
President and Chief Executive Officer, Willdan Financial Services subsidiary
Marc Tipermas	17,500	—	—	17,500
Director of National Programs
Total for Current Executive Officers as a Group (5 persons)(1):	149,000	—	16,666	132,334
Non-Executive Director Group:
Linda L. Heil	7,000	—	1,000	6,000
Raymond W. Holdsworth	5,000	—	—	5,000
W. Tracy Lenocker	7,000	—	1,000	6,000
Douglas J. McEachern	5,000	—	—	5,000
Keith W. Renken	7,000	—	1,000	6,000
Wayne Shelton	7,000	—	1,000	6,000
John M. Toups	7,000	—	1,000	6,000
Win Westfall	7,000	—	1,000	6,000
Total for Non-Executive Director Group (8 persons):	52,000	—	6,000	46,000
Each other person who has received 5% or more of the options, warrants or rights under the 2008 Plan	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	165,050	—	2,500	162,550
Total	366,050	—	25,166	340,884

(1)
The amounts included for "Total for Current Executive Officers as a Group" include 25,000 shares subject to past option grants made to Daniel Chow. As of April 8, 2010, 8,333 of these shares were exercisable and 16,667 shares were not exercisable. Mr. Chow is currently an executive officer but is not one of the Company's Named Executive Officers. The options granted to Mr. Chow represent more than 5% of the total options granted under the 2008 Plan.

        Dr. Brisbin and each of the non-executive directors identified above is a nominee for re-election as a director at the 2010 Annual Meeting.

 EQUITY COMPENSATION PLAN INFORMATION

        The Company currently maintains three equity compensation plans: (1) the 2008 Plan, (2) the Amended and Restated Willdan Group, Inc. 2006 Employee Stock Purchase Plan (the "ESPP"), and (3) the 2006 Plan. Each of these plans has been approved by our stockholders. Stockholders are being asked to approve certain amendments to the 2008 Plan that our board adopted on March 26, 2010, as described above under "Proposal 3: Approval of Amendments to the Willdan Group, Inc. 2008 Performance Incentive Plan."

        The following table sets forth, for our equity compensation plans, the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants under all of our plans as of January 1, 2010.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights and vesting of restricted stock units		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	566,300	(1)	$4.54	423,384	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	566,300	(1)	$4.54	423,384	(2)

(1)
Of these shares, 354,800 were subject to options then outstanding under the 2008 Plan, and 211,500 were subject to options then outstanding under the 2006 Plan.

(2)
Of the aggregate number of shares that remained available for future issuance, 183,700 were available under the 2008 Plan and 239,684 were available under the ESPP. This number of shares is presented before giving effect to the 20,727 shares purchased under the ESPP for the purchase period that ended on December 31, 2009, which shares were delivered in January 2010. Subject to certain express limits of the 2008 Plan, shares available for award purposes under the 2008 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of our common stock including, without limitation, stock bonuses, restricted stock, restricted stock units and performance shares. No new awards may be granted under the 2006 Plan. This table does not reflect the 350,000 additional shares that will be available under the 2008 Plan if stockholders approve the 2008 Plan proposal.

Vote Required for Approval of the Amendments to the 2008 Performance Incentive Plan

        The Board of Directors believes that the approval of the amendments to the 2008 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success. All members of the Board of Directors and all of the Company's executive officers are eligible for awards under the 2008 Plan and thus have a personal interest in the approval of the amendments to the 2008 Plan.

        Approval of the amendments to the 2008 Plan requires the affirmative vote of a majority of the common stock present, or represented, and entitled to vote at the Annual Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE 2008 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN EXHIBIT I HERETO. PROXIES RECEIVED WILL BE VOTED "FOR" APPROVAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

CORPORATE GOVERNANCE

The Board of Directors

  Corporate Governance

        The Company is managed under the direction of a Board of Directors currently composed of nine members, six of whom the Board has determined are independent under the rules of the listing standards for the Nasdaq Global Market (the "Nasdaq Rules") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If all of the nominees named in this proxy statement are elected, six of the nine directors will continue to be independent under the Nasdaq Rules.

        Board members are expected to attend each Board meeting and each meeting of any committee on which such Board member serves and they are encouraged to attend the Annual Meeting of Stockholders. The Board of Directors met four times in 2009. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and of each committee on which he or she served during 2009. Each incumbent director except Mr. Renken attended the 2009 annual meeting. Stockholders or other interested parties may communicate with members of the Board of Directors individually or with the Board of Directors as a whole by sending a letter to the appropriate director or the Board of Directors in care of the Secretary of the Company at the address shown below under "—Communications with the Board of Directors."

  Board Leadership Structure

        The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having a non-management director serve as Chairman is in the best interest of the Company's stockholders at this time. This structure permits the Chief Executive Officer to focus on the management of the Company's day-to-day operations. At the same time, because the Chairman of the Board, Mr. Westfall, is the Company's former President and Chief Executive Officer, and worked for the Company from 1998 until 2007, this structure also makes use of Mr. Westfall's extensive knowledge of the Company and its industry. Although Mr. Westfall is not considered an independent director, the Company believes that having a non-management director serve as Chairman of the Board ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures.

  Executive Sessions

        Non-management directors meet regularly in executive sessions without management. Non-management directors are those directors who are not Company officers or employees and include directors, if any, who are not independent by virtue of the existence of a material relationship with the Company, former status or family relationship or for any other reason other than being an employee of the Company. Executive sessions are led by a "Lead Director" and Mr. Renken has been designated as the Lead Director. An executive session is held in conjunction with each regularly scheduled quarterly Board meeting and other sessions may be called by the Lead Director in his own discretion or at the request of the Board.

  Director Independence

        The Company has established standards of independence for the Board that comply with the Nasdaq Rules and Exchange Act. Under these standards of independence, for a director to be considered independent, the director must, among other things, not be an officer or employee of the

Company or its subsidiaries and the director must not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        The Company's policy is to have at least a majority of directors qualify as independent under the listing standards set forth in the Nasdaq Rules and Exchange Act. The Board of Directors has determined that Messrs. Holdsworth, Lenocker, McEachern, Renken, Shelton and Toups are independent directors under the standards set forth in the Nasdaq Rules and Exchange Act.

  Committees of the Board of Directors

        We have four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment, Finance and Strategy Committee. The charters for each of these committees are available on our website at www.willdan.com under "Investors—Corporate Governance—Governance Documents" or are available in print to any stockholder who requests a copy from the Company's Secretary at 2401 East Katella Avenue, Suite 300, Anaheim, California 92806. Each of these committees regularly reports to the Board of Directors as a whole. Mr. Westfall, our chairman of the board, serves as an ex officio member of each committee but does not attend executive sessions that are held by each committee.

        Audit Committee.    The Board's Audit Committee consists of Messrs. Renken, McEachern and Toups, each of whom the Board has determined is an independent director and meets the independence requirements for Audit Committee members under the Nasdaq Rules and the Exchange Act. Mr. Renken is the chairman of the Audit Committee and has been designated by the Board as the Audit Committee financial expert. Each of the other members of the Audit Committee is financially literate. The Audit Committee met four times during fiscal 2009.

        Under the terms of the Audit Committee charter, the purpose of this committee is to assist the Board in overseeing the integrity of the Company's financial statements and financial reporting, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent registered public accounting firm, the performance of the Company's internal reporting and audit functions, and the Company's disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance and ethics. The Audit Committee confers formally with the Company's independent registered public accounting firm, as well as with members of management to inquire as to the manner in which the respective responsibilities of these groups and individuals are being discharged. The Audit Committee engages our independent registered public accounting firm and reviews and approves the scope of the audit conducted by the independent registered public accounting firm.

        Compensation Committee.    The Board's Compensation Committee consists of Messrs. Shelton, McEachern, Renken, and Toups, each of whom the Board has determined is an independent director under the Nasdaq Rules, with Mr. Shelton serving as the Committee's chairman. The Compensation Committee is responsible for establishing and governing the compensation and benefit practices of the Company. The Compensation Committee charter requires that the Compensation Committee consist of two or more members of the Board, each of whom satisfies the independence requirements under Nasdaq Rules and the Exchange Act. At all times during fiscal 2009, the Compensation Committee consisted of at least two members of the Board, each of whom the Board has affirmatively determined satisfies these independence requirements. The Compensation Committee met five times during fiscal 2009.

        The Compensation Committee assists the Board of Directors in determining the compensation of the Company's executive officers and senior management and recommends to the Board annual and long-term compensation for the Company's executive officers and senior management. In addition to its annual review of the compensation of the Company's officers, the Compensation Committee administers the Company's 2008 Plan, 2006 Plan and ESPP. The Committee has the authority to designate officers, directors or key employees eligible to participate in the plans, to prescribe the terms of any award of stock options, to interpret the plans, and to make all other determinations for administering the plans. Our Chief Executive Officer recommends to the Compensation Committee salary, annual bonus and long-term compensation levels for less senior officers, including the other Named Executive Officers (as defined below). Our other executive officers, including the other Named Executive Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Executive Officers or our other executive officers.

        The Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers (including all of the Named Executive Officers). During fiscal 2009, the Compensation Committee retained the firm of Towers Perrin to provide director and officer cash and equity compensation information for comparable companies and to suggest actions for the Compensation Committee to address in its quarterly meetings.

        Nominating and Corporate Governance Committee.    The Board's Nominating and Corporate Governance Committee consists of Messrs. Lenocker, Holdsworth and Shelton, each of whom the Board has determined is an independent director under the Nasdaq Rules, with Mr. Lenocker serving as the Committee's chairman. The Nominating and Corporate Governance Committee met four times in fiscal 2009.

        The Nominating and Corporate Governance Committee works with the Board of Directors to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee and the Board take into account many factors, as discussed above under "—Information Regarding Directors." Although the Company does not have a formal policy with regard to the consideration of diversity in identifying candidates for election to the Board, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse group of directors and takes diversity considerations into account when identifying director candidates. The Nominating and Corporate Governance Committee seeks a broad range of perspectives and considers both the personal characteristics and experience of prospective nominees to ensure that the Board as a whole will possess the appropriate skills and expertise to oversee the Company. These factors, and others considered useful by the Nominating and Corporate Governance Committee, will be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

        After assessing the perceived needs of the Board, the Nominating and Corporate Governance Committee identifies specific individuals and looks to well respected companies as a potential source of director candidates with relevant experience. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members. The Nominating and Corporate Governance Committee establishes procedures for the nomination process and recommends candidates for election to the Board.

        Investment, Finance and Strategy Committee.    The Board's Investment, Finance and Strategy, or IFS, Committee consists of Messrs. Toups, Holdsworth, Lenocker and Renken and Mrs. Heil, with Mr. Toups serving as the Committee's chairperson. The IFS Committee assists the Board by reviewing and making recommendations to the Board or taking actions on behalf of the Board relating to the Company's financial and strategic plans. The IFS Committee charter requires that the IFS Committee consist of three members of the Board, each of whom the Board has determined satisfies the independence requirements under the Nasdaq Rules and the Exchange Act. Currently, Mrs. Heil is a member of the IFS Committee although the Board has not determined that she is independent. The IFS Committee met three times during fiscal 2009.

        The responsibilities of the IFS Committee include reviewing with management, on a timely basis, significant financial matters of the Company and its subsidiaries, including matters relating to the Company's capitalization, dividend policy and practices, credit ratings, cash flows, borrowing activities, investment strategies, and potential acquisitions, and risk oversight. The Committee also reviews and may recommend to the Board actions relating to offerings of the Company's debt or equity securities; purchases or disposals of treasury shares, except the purchase of shares pursuant to approved employee benefit plans; stock splits or reclassification of shares; the declaration and payment of any dividends on the Company's common stock; guarantees of unconsolidated third party indebtedness; and certain other financial transactions and strategies.

  Oversight of Risk

        Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) implement appropriate and responsive risk management strategies consistent with the Company's risk profile, and (4) integrate risk management into the Company decision-making.

        The Board has designated the IFS Committee to take the lead in overseeing risk management and the IFS Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the Committee's own analysis and conclusions regarding the adequacy of the Company's risk management processes.

        In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company's corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Company's executive officers, to assess and analyze the most likely areas of future risk for the Company.

  Code of Ethics

        The Company expects that all of its directors, officers and employees will maintain a high level of integrity in their dealings with and on behalf of the Company and will act in the best interests of the Company. The Company has adopted a Code of Ethical Conduct which provides principles of conduct and ethics for the Company's directors, officers and employees. This Code complies with the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Rules. This Code of Ethical Conduct is available on the Company's website at www.willdan.com under "Investors—Corporate Governance—Governance Documents" and is also available in print, without charge, to any stockholder who requests a copy by writing to our Secretary at 2401 East Katella Avenue, Suite 300, Anaheim, California 92806.

  Material Litigation

        There are currently no ongoing material proceedings in which any director or executive officer is a party adverse to the Company or any of its subsidiaries, or in which any director or executive officer has a material interest adverse to the Company or any of its subsidiaries.

  Director Nominations by Stockholders

        The Board will consider director candidates recommended by stockholders for inclusion on the slate of directors nominated by the Board. Any stockholder may submit one candidate for consideration in conformity with the Bylaws and as set forth hereafter under the caption "Other Information—Stockholder Proposals." Stockholders wishing to recommend a candidate must submit the recommendation to the Nominating and Corporate Governance Committee, c/o the Secretary, Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806. If a nominating stockholder is not a record holder, the stockholder must provide the same evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2).

        At the time the nominating stockholder submits the recommendation, the candidate must submit all information about the candidate that the Company would be required to disclose in a proxy statement in accordance with Exchange Act rules. In addition, at that time the candidate must:

  •
  Certify that he or she meets the requirements to be: (a) independent under the independence requirements of the Nasdaq Rules, (b) a non-management director under Rule 16b-3 of the Exchange Act, and (c) an outside director under Section 162(m) of the Code;

  •
  Consent to serve on the board of directors, if nominated and elected; and

  •
  Agree to complete, upon request, a customary directors' and officers' questionnaire.

        The Nominating and Corporate Governance Committee will evaluate any stockholder-recommended candidate to determine whether he or she is highly qualified. Particular consideration will be given to those individuals who have substantial achievement in their personal and professional pursuits and whose talents, experience and integrity would be expected to contribute to the best interests of the Company and to long-term stockholder value. Without limitation, the Committee recommends individuals who have a general management focus, have specialization in the Company's principal business activities or finance, have significant experience in issues encountered by public companies and who could contribute to the diversity of the board. The Nominating and Corporate Governance Committee evaluates stockholder-recommended candidates in the same way it evaluates candidates proposed from other sources.

  Communications with the Board of Directors

        Individuals may contact the Company's entire Board of Directors or an individual director by sending a written communication to the Board or such director in care of:

    Secretary
    Willdan Group, Inc.
    2401 E. Katella Avenue, Suite 300
    Anaheim, CA 92806

        Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent. Each communication will be reviewed by the Company's Secretary to determine whether it is appropriate for presentation to the Board or such director. Advertisements, solicitations or hostile communications will not be presented. Communications determined by the Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

        A stockholder wishing to communicate directly with the non-management members of the board may address the communication to "Non-Management Directors, c/o Board of Directors" at the same address set forth above. These communications will be handled by the Lead Director, who presides at the meetings of non-management directors. Finally, communications can be sent directly to individual directors by addressing letters to the director's individual name, c/o the Board of Directors, at the address above.

PRINCIPAL STOCKHOLDERS

        Except as otherwise noted, the following table sets forth information as of April 12, 2010 with respect to: (i) each of our directors and nominees, (ii) each of our Named Executive Officers (as defined below under "Executive Compensation"), (iii) our directors and executive officers as a group and (iv) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, based upon Schedule 13G and Schedule 13D reports filed with the SEC.

        Unless otherwise noted below, the address of the persons listed on the table is c/o Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as otherwise noted, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws. We had 7,228,683 shares of common stock outstanding on April 12, 2010.

Name and Address of Stockholder	Amount of Beneficial Ownership	Percent of Common Stock
Executive Officers, Directors and Director Nominees
Win Westfall(1)	6,500	*
Thomas D. Brisbin(2)	157,131	2.13%
Linda L. Heil(3)	928,620	12.83%
Raymond W. Holdsworth(4)	2,500	*
W. Tracy Lenocker(5)	213,500	2.95%
Douglas J. McEachern(6)	5,000	*
Keith W. Renken(7)	38,500	*
Wayne Shelton(8)	14,500	*
John M. Toups(9)	30,500	*
Kimberly D. Gant(10)	34,338	*
Marc Tipermas(11)	39,667	*
Frank Tripepi(12)	88,833	1.23%
All directors and executive officers as a group (13 persons)	1,567,922	20.94%
5% Stockholders
Phronesis Partners, L.P.	744,409	10.33%
130 East Chestnut Street Suite 403 Columbus, OH 43215
RBF Capital, LLC	541,141	7.51%
100 Drakes Landing Rd. Suite 300 Greenbrae, CA 94904
Wedbush, Inc.	469,239	6.50%
1000 Wilshire Blvd Los Angeles, CA 90017

*
The percentage of shares beneficially owned by this executive officer or director does not exceed one percent of the Company's outstanding common stock.

(1)
Consists of 2,000 shares of common stock held directly by Mr. Westfall and 4,500 shares of common stock subject to options exercisable on or before June 11, 2010.

(2)
Consists of 25,465 shares of common stock held directly by Dr. Brisbin and 131,666 shares of common stock subject to options exercisable on or before June 11, 2010.

(3)
Consists of 855,881 shares of common stock held in The Dan W. Heil Marital Trust, 64,239 shares of common stock held in the Dan W. Heil Family Trust, and 8,500 shares of common stock subject to options exercisable on or before June 11, 2010. Mrs. Heil is the sole trustee and beneficiary of each trust and has voting and investment control over our shares of common stock held therein.

(4)
Consists of 2,500 shares of common stock subject to options exercisable on or before June 11, 2010.

(5)
Consists of 200,000 shares of common stock held directly by Mr. Lenocker and 13,500 shares of common stock subject to options exercisable on or before June 11, 2010.

(6)
Consists of 2,500 shares of common stock held in The McEachern Family Trust and 2,500 shares of common stock subject to options exercisable on or before June 11, 2010. Mr. McEachern and his wife are co-trustees and beneficiaries of the trust and have shared voting and investment control over our shares of common stock held therein.

(7)
Consists of 30,000 shares of common stock held by the LVRJC Partnership and 8,500 shares of common stock subject to options exercisable on or before June 11, 2010. Mr. Renken is the managing partner of the partnership and has sole voting and investment control over our shares of common stock held therein.

(8)
Consists of 10,000 shares of common stock held directly by Mr. Shelton and 4,500 shares of common stock subject to options exercisable on or before June 11, 2010.

(9)
Consists of 24,000 shares of common stock held directly by Mr. Toups and 6,500 shares of common stock subject to options exercisable on or before June 11, 2010.

(10)
Consists of 7,672 shares of common stock held directly by Ms. Gant and 26,666 shares of common stock subject to options exercisable on or before June 11, 2010.

(11)
Consists of 8,834 shares of common stock held directly by Mr. Tipermas and 30,833 shares of common stock subject to options exercisable on or before June 11, 2010.

(12)
Consists of 80,000 shares of common stock held directly by Mr. Tripepi and 8,833 shares of common stock subject to options exercisable on or before June 11, 2010.

MANAGEMENT

        The following table sets forth the names, ages and positions of our current executive officers. Executive officers of the Company serve at the pleasure of the Board of Directors. During fiscal 2009, Dr. Brisbin, Ms. Gant and Mr. Tipermas were employed pursuant to employment agreements, which are summarized below under "Executive Compensation—Description of Employment Agreements, Salary and Bonus Amounts."

Name	Age	Position
Thomas D. Brisbin	57	President and Chief Executive Officer, Director
Kimberly D. Gant	44	Chief Financial Officer, Senior Vice President and Treasurer
Daniel Chow	59	President and Chief Executive Officer of Willdan Engineering
Marc Tipermas	62	President of National Programs
Frank G. Tripepi	62	President and Chief Executive Officer of Willdan Financial Services

        Biographical information concerning Dr. Brisbin is set forth under the caption "Proposal 1. Election of Directions—Information Regarding Nominees and Directors."

        Kimberly D. Gant was appointed Chief Financial Officer in July 2007. From January 2005 until July 2007, Ms. Gant served as vice president of corporate development for AECOM Technology Corporation. At AECOM, Ms. Gant was responsible for due diligence and integration activities for mergers and acquisitions, treasury and capital markets activities and SEC financial reporting compliance. From October 1996 to January 2005, Ms. Gant was employed by Tetra Tech, Inc. At Tetra Tech, she held finance positions of increasing responsibility, including vice president of corporate development and treasury and vice president of corporate planning and reporting, and was responsible for pre-acquisition financial analysis, acquisition due diligence and execution, treasury management, strategic sourcing and international business and financial risk assessment. Prior to joining Tetra Tech, Ms. Gant was employed by Hydro-Search, Inc., an engineering and consulting firm, in various accounting positions. Ms. Gant is a certified public accountant (inactive) and holds a B.A. in Accountancy from the University of Oklahoma.

        Daniel Chow was appointed President and Chief Executive Officer of Willdan Engineering in December 2008. Prior to joining Willdan, Mr. Chow was the Vice President of AMEC Earth & Environmental, Inc., a subsidiary of AMEC plc, a global provider of high-value consultancy, engineering and project management services to the energy, power and process industries, from April 2004 to December 2008. Prior to AMEC, Mr. Chow worked at Tetra Tech EM Inc. (formerly PRC Environmental Management, Inc.) for over 20 years and held various senior management positions, including Vice President of US operations. During Mr. Chow's tenure with these firms he was responsible for establishing new offices and developing and implementing management systems firmwide to enhance operations. He also led the pursuit and management of multi-million dollar contracts for government clients that included the U.S. Navy and the U.S. Army Corps of Engineers. Mr. Chow received his B.Sc. in Mechanical Engineering from Tennessee Technological University and his Master's Degree in Environmental Engineering from Illinois Institute of Technology. He is a registered professional engineer in the state of Illinois and Guam.

        Marc Tipermas was appointed President of National Programs in June 2007. Mr. Tipermas has spent most of his 30-year career in the professional services industry in a variety of senior executive level business development and operations positions. From 1981 to 1998, Mr. Tipermas worked at ICF Kaiser International, a global consulting, engineering, and program management firm with over 6,000 employees, and he was named President and Chief Operating Officer in 1997. From January 2005 until May 2006, he was Senior Vice President for Business Development of Dynamac Corporation, an environmental consulting firm. From May 2006 until May 2007, he worked as an independent business development consultant to several nationwide engineering and consulting firms. Earlier in his career

Mr. Tipermas worked at the U.S. Environmental Protection Agency (EPA) and from 1980 to 1981 served as the first Director of EPA's Superfund Policy and Program Management Office. Mr. Tipermas received an S.B. from the Massachusetts Institute of Technology and also holds Ph.D. and Master's degrees from Harvard University in political science.

        Frank G. Tripepi has been the President and Chief Executive Officer of our subsidiary, Willdan Financial Services, formerly known as MuniFinancial, since June 2002. From October 2008 to December 2009, Mr. Tripepi also served as the interim city manager for the City of La Puente. Prior to joining Willdan Financial Services, Mr. Tripepi served as the city manager of Rosemead, California for approximately 28 years. In April 2004, Mr. Tripepi received an appointment to the Board of Governors of the Rose Institute of State and Local Government. The Rose Institute conducts and publishes research on California government and politics. Mr. Tripepi received his B.A. in Political Science in 1969 from California State University, Fullerton.

 EXECUTIVE COMPENSATION

        The following table presents information regarding compensation during fiscal 2008 and fiscal 2009 of our named executive officers (the "Named Executive Officers"). The Named Executive Officers include our principal executive officer and our two other most highly compensated executive officers. For purposes of these disclosures, we are also including our principal financial officer as one of our Named Executive Officers.

        Recent changes to the SEC's disclosure rules now require us to value stock awards and option awards reported in the following table using the grant date fair value of the awards, rather than using the amount recognized for financial statement reporting purposes to value these awards. Because of these changes to the disclosure rules, the amounts reported below for option awards in fiscal 2008 differ from the amounts previously reported in our Summary Compensation Table for fiscal 2008 and, as a result, each Named Executive Officer's total compensation for 2008 is also different than the amounts previously reported.

Summary Compensation Table—Fiscal 2008 and Fiscal 2009

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Thomas D. Brisbin	2009	250,016		—	39,800	10,800	300,616
President and Chief Executive Officer; Director	2008	254,824		—	28,938	12,008	295,770
Kimberly D. Gant	2009	200,013	(3)	—	23,880	11,280	235,173
Chief Financial Officer, Senior Vice President and Treasurer	2008	203,859		—	—	12,497	216,356
Marc Tipermas(4)	2009	220,001		—	13,930	12,347	246,278
President of National Programs
Frank G. Tripepi(4)	2009	220,001		—	1,194	42,038	263,233
President and Chief Executive Officer, Willdan Financial Services

(1)
The amounts reported under "Option Awards" represent the aggregate grant date fair value of option awards granted to our Named Executive Officers during fiscal 2008 and 2009 (disregarding any estimate of forfeitures related to service-based vesting conditions). Detailed information about the specific awards is reported in the table under "Outstanding Equity Awards at Fiscal 2009 Year-End" below. For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of stock option awards granted during fiscal 2008 and 2009 contained in Note 8 (Stock Options) to our consolidated financial statements, included as part of our 2009 Annual Report filed on Form 10-K.

(2)
The amounts reported under "All Other Compensation" include 401(k) matching contributions paid by us to Dr. Brisbin and Ms. Gant in fiscal 2008, $6,347 and $29,616 paid by us to Mr. Tipermas and Mr. Tripepi, respectively, for cashing out paid time off in fiscal 2009, and automobile allowances or use of a company vehicle for each of Dr. Brisbin, Ms. Gant, Mr. Tipermas and Mr. Tripepi.

(3)
Effective March 29, 2010, Ms. Gant's salary was increased to $230,000.

(4)
The Board of Directors determined that Mr. Tipermas and Mr. Tripepi were each executive officers of the Company on June 5, 2009.

        Dr. Brisbin served on the Board of Directors during fiscal 2008 and 2009. As an employee-director, Dr. Brisbin did not receive additional compensation for his services as a director.

  Compensation of Named Executive Officers

        The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers in fiscal 2008 and 2009. The primary elements of each Named Executive Officer's total compensation reported in the table are base salary and, for certain Named Executive Officers, a long-term equity incentive award consisting of stock options. Named Executive Officers also received the other benefits listed in the "All Other Compensation" column of the Summary Compensation Table, as further described in footnote (2) to the table.

        The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Executive Officer's employment agreement, if any, is provided immediately following this paragraph. The "Grants of Plan-Based Awards in Fiscal 2009" table, and the description of the material terms of the stock options granted in fiscal 2009 that follows it, provides information regarding the long-term equity incentives awarded to certain Named Executive Officers in fiscal 2009. The "Outstanding Equity Awards at Fiscal 2009 Year-End" and "Option Exercises and Stock Vested in Fiscal 2009" sections provide further information on the Named Executive Officers' potential realizable value and actual value realized with respect to their equity awards. The discussion of the potential payments due upon a termination of employment or change in control that follows is intended to further explain the potential future payments that are, or may become, payable to our Named Executive Officers under certain circumstances.

  Description of Employment Agreements, Salary and Bonus Amounts

        We have entered into employment agreements with Dr. Brisbin, our President and Chief Executive Officer, Ms. Gant, our Chief Financial Officer, Senior Vice President and Treasurer, and Mr. Tipermas, our President of National Programs. These employment agreements, including the salary and bonus terms of such agreements, are described below. The provisions of these agreements relating to severance benefits following a termination of the executive's employment are described below under "Potential Payments Upon Termination or Change in Control."

        Dr. Brisbin.    On April 2, 2007, we entered into an employment agreement with Dr. Brisbin. This agreement provides for an initial employment term of three years, with the agreement automatically renewing for successive one-year terms unless either party gives written notice not less than 60 days prior to expiration. Under the agreement, Dr. Brisbin received an annual base salary of $250,000 for his first year of employment and the board of directors shall review Dr. Brisbin's base salary at least annually thereafter and may increase, but not decrease, the salary then in effect based on such review. Dr. Brisbin is also eligible to receive an annual discretionary bonus in an amount determined by the Board based on the achievement of performance targets established by the Board. The agreement also provides that Dr. Brisbin is eligible for all standard company pension and welfare benefit programs in accordance with those generally afforded our employees and an automobile allowance of $900 per month.

        Ms. Gant.    On July 23, 2007, we entered into an employment agreement with Ms. Gant, which was amended on April 22, 2009. This agreement, as amended, provides for an initial employment term through December 31, 2008, with the agreement automatically extending on a monthly basis until terminated by us or Ms. Gant. Under the agreement, Ms. Gant received an annual base salary of $200,000 through December 31, 2008 and our board of directors must review Ms. Gant's base salary at least annually and may increase, but not decrease, the salary then in effect based on such review. On

March 26, 2010, our board of directors increased Ms. Gant's base salary to $230,000, effective on March 29, 2010. Ms. Gant is also eligible to receive an annual discretionary bonus of up to 50% of her base salary as determined by the Board for each twelve-month period based on performance targets established by the Board. The agreement also provides that Ms. Gant is eligible for all standard company pension and welfare benefit programs in accordance with those generally afforded our employees and an automobile allowance of $940 per month.

        Mr. Tipermas.    On May 22, 2007, we entered into an employment agreement with Mr. Tipermas. This agreement provides for an initial employment term through December 31, 2008, with the agreement automatically continuing on an at-will basis until terminated by Mr. Tipermas or by us under the agreement. Under the agreement, Mr. Tipermas received an annual base salary of $220,000 through May 31, 2008. Thereafter, Mr. Tipermas' annual base salary must be reviewed by the Chief Executive Officer at least annually, and may be increased, but not decreased, based on such review. Mr. Tipermas is also eligible to receive an annual incentive bonus as determined by the Chief Executive Officer on the basis of individual and Company performance objectives, provided Mr. Tipermas is employed with the Company on the last day of the 12-month period covered by the bonus. The agreement also provides that Mr. Tipermas is eligible for all standard company pension and welfare benefit programs in accordance with those generally afforded our employees.

Grants of Plan-Based Awards in Fiscal 2009

        The following table presents information regarding the equity incentive awards granted to Named Executive Officers during fiscal 2009 under the 2008 Plan. The material terms of each grant are described below under "—Description of Plan-Based Awards."

Name	Grant Date	All Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)
Thomas D. Brisbin	6/8/2009	50,000	(1)	1.87	39,800
Kimberly Gant	6/8/2009	30,000	(1)	1.87	23,880
Marc Tipermas	6/8/2009	17,500	(1)	1.87	13,930
Frank G. Tripepi	6/8/2009	1,500	(1)	1.87	1,194

(1)
The options vest in substantially equal annual installments over the three year period following the grant date.

  Description of Plan-Based Awards

        During fiscal 2009, each of Dr. Brisbin, Ms. Gant, Mr. Tipermas and Mr. Tripepi were awarded stock options under the 2008 Plan. The options were granted on June 8, 2009, and will vest in substantially equal annual installments over three years from the grant date. The options were granted with a per-share exercise price equal to the closing market price of the Company's common stock on the Nasdaq Global Market on the grant date and have a term of ten years. Outstanding options, however, may terminate earlier than their stated expiration date in connection with a change in control transaction or a termination of the recipient's employment. The recipient will generally have three months to exercise the stock option following a termination of employment. This period is extended to 12 months if the recipient dies or terminates his or her employment because of a disability incurred while employed by the Company. However, if a recipient's employment is terminated by the Company for cause, outstanding stock options (whether vested or unvested) will immediately terminate. The stock options granted to our Named Executive Officers during fiscal 2009 do not include any dividend or dividend equivalent rights.

        As indicated above, the stock options granted in fiscal 2009 were granted under, and are subject to the terms of, the 2008 Plan, which is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provisions to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of an award recipient upon his or her death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan documents, are not made for value.

        Under the terms of the 2008 Plan, if there is a change in control of the Company, each recipient's outstanding equity-based awards granted under the plan will generally become fully vested and exercisable to the extent such outstanding awards are not substituted or assumed in connection with the transaction. Any options that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction.

Outstanding Equity Awards at Fiscal 2009 Year-End

        The following table presents information regarding the outstanding option awards held by each Named Executive Officer as of January 1, 2010. No Named Executive Officer held any outstanding stock awards as of January 1, 2010.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Thomas D. Brisbin	66,666	(1)	33,334		—	9.30	4/2/2017
	15,000	(2)	—		—	5.60	3/10/2018
	—		50,000	(3)	—	1.87	6/8/2019
Kimberly D. Gant	16,666	(4)	8,334		—	9.90	7/23/2017
	—		30,000	(3)	—	1.87	6/8/2019
Marc Tipermas	16,666	(5)	8,334		—	9.38	5/22/2017
	—		17,500	(3)	—	1.87	6/8/2019
Frank Tripepi	8,333	(6)	16,667		—	2.20	11/15/2018
	—		1,500	(3)	—	1.87	6/8/2019

(1)
100,000 options were granted to Dr. Brisbin on April 2, 2007. These options vest in substantially equal annual installments over three years from their grant date.

(2)
The 15,000 options granted to Dr. Brisbin on March 10, 2008 vested immediately on their grant date.

(3)
Dr. Brisbin, Ms. Gant, Mr. Tipermas and Mr. Tripepi were granted 50,000, 30,000, 17,500, and 1,500 options, respectively, on June 8, 2009. These options vest in substantially equal annual installments over three years from their grant date.

(4)
Ms. Gant was granted 25,000 options on July 23, 2007. These options vest in substantially equal annual installments over three years from their grant date.

(5)
Mr. Tipermas was granted 25,000 options on May 22, 2007. These options vest in substantially equal annual installments over three years from their grant date.

(6)
Mr. Tripepi was granted 25,000 options on November 5, 2008. These options vest in substantially equal annual installments over three years from their grant date.

Option Exercises and Stock Vested in Fiscal 2009

        Our Named Executive Officers did not exercise any stock options during fiscal 2009. No stock awards have ever been granted to our Named Executive Officers.

Potential Payments Upon Termination or Change in Control

        As noted above, outstanding options issued under our 2006 Plan or our 2008 Plan will vest immediately and become fully exercisable upon a change in control of us to the extent such outstanding awards are not substituted or assumed in connection with the transaction. The employment agreements for Dr. Brisbin, Ms. Gant and Mr. Tipermas also provide for severance benefits upon termination by us without cause or by the Named Executive Officer for good reason, each as described below.

        Dr. Brisbin.    If Dr. Brisbin's employment is terminated by us without cause or by Dr. Brisbin for good reason (as those terms are defined in the employment agreement), Dr. Brisbin will receive severance compensation in an amount equal to his then-current annual base salary through the end of the term of his employment agreement plus health benefits for such period. However, if Dr. Brisbin breaches his non-competition or non-solicitation obligations under his employment agreement at any time, he will no longer be entitled to receive any unpaid severance benefits.

        Ms. Gant.    If Ms. Gant's employment is terminated by us without cause or by Ms. Gant for good reason (as those terms are defined in the employment agreement) during Ms. Gant's employment period, Ms. Gant will receive severance compensation in an amount equal to her then-current annual base salary, plus health benefits, for six months after the date that her employment agreement is terminated. However, if Ms. Gant breaches her non-competition or non-solicitation obligations under her employment agreement at any time, she will no longer be entitled to receive any unpaid severance benefits.

        Mr. Tipermas.    If Mr. Tipermas' employment is terminated by us without cause or by Mr. Tipermas for good reason (as those terms are defined in the employment agreement), Mr. Tipermas will be paid severance payment equal to six months of his base salary.

DIRECTOR COMPENSATION

Director Compensation for Fiscal 2009

        The following table presents information regarding the compensation earned during fiscal 2009 by individuals who were members of our Board of Directors at any time during fiscal 2009, except Named Executive Officers (referred to herein as "Non-Employee Directors"). Dr. Brisbin is a Named Executive Officer and his compensation is presented above under "Executive Compensation" in the Summary Compensation Table and related explanatory tables. Dr. Brisbin is not entitled to additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Totals ($)
Linda L. Heil	39,750	—	3,897	12,199	55,846
Raymond W. Holdsworth	24,643	—	3,897	—	28,540
W. Tracy Lenocker	49,000	—	3,897	—	52,897
Douglas J. McEachern	24,643	—	3,897	—	28,540
Keith W. Renken	54,125	—	3,897	—	58,022
Wayne Shelton	52,750	—	3,897	—	56,647
John M. Toups	51,000	—	3,897	—	54,897
Win Westfall	48,000	—	3,897	14,060	65,957

(1)
The fees for Mrs. Heil and Messrs. Lenocker, Renken, Shelton and Westfall include fees of $1,500, $2,750, $3,000, $1,250 and $2,500 respectively, which were paid in fiscal 2009 for services provided in fiscal 2008.

(2)
The amounts reported under "Option Awards" above represent the aggregate grant date fair value of option awards granted to our Non-Employee Directors during fiscal 2009 (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of option awards contained in Note 8 (Stock Options) to our consolidated financial statements, included as part of our annual report filed on Form 10-K.

As of January 1, 2010, Mr. Lenocker held 16,000 outstanding and unexercised stock option awards, Mrs. Heil and Mr. Renken each held 11,000 outstanding and unexercised stock option awards, Mr. Toups held 9,000 outstanding and unexercised stock option awards, Mr. Shelton and Mr. Westfall each held 7,000 outstanding and unexercised stock option awards, and Mr. Holdsworth and Mr. McEachern each held 5,000 outstanding and unexercised stock option awards. As of January 1, 2010, none of our Non-Employee Directors held any outstanding stock awards.

(3)
The amount reported under "All Other Compensation" with respect to Mrs. Heil is the estimated value of medical benefit coverage for fiscal 2009 for Mrs. Heil and her two dependents pursuant to an arrangement approved by our Board of Directors in May 2006. The amount reported under "All Other Compensation" with respect to Mr. Westfall is the estimated value of medical benefit coverage for fiscal 2009 for Mr. Westfall and his spouse pursuant to an arrangement approved by our Board of Directors in May 2006.

        Compensation for Non-Employee Directors during fiscal 2009 generally consisted of an annual retainer, fees for attending meetings, fees for work related to board committees and a stock option award.

  Annual Retainer and Meeting Fees

        The following table sets forth the schedule of annual retainers and meeting fees for each Non-Employee Director in effect during fiscal 2009. Effective October 2009, the Board elected to temporarily receive only 80% of their annual retainers for board and committee membership and chair positions. They continue to receive 100% of their fees for attending board and committee meetings.

Type of Fee	Dollar Amount
Annual Board Retainer	$30,000
Additional Annual Retainer to Chairman of the Board	$10,000
Additional Annual Retainer to Chair of Audit Committee	$5,500
Additional Annual Retainer to Chair of Compensation Committee	$3,500
Additional Annual Retainer to Chair of Investment, Finance and Strategy Committee	$2,500
Additional Annual Retainer to Chair of Nominating and Corporate Governance Committee	$2,500
Additional Annual Retainer for Committee Membership (non-chair)	$1,500
Additional Daily Fee for Personal Attendance at Board Meetings(1)	$1,500
Additional Daily Fee for Telephonic Attendance at Board Meetings(1)	$750
Additional Daily Fee for Personal Attendance at Committee Meetings(1)	$1,000
Additional Daily Fee for Telephonic Attendance at Committee Meetings(1)	$500

(1)
Directors only receive one fee for meetings per day.

        All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur serving as directors.

  Stock Option Awards

        In June 2009, each Non-Employee Director was granted an award of 5,000 stock options under the 2008 Plan. The stock option awards were granted with a per-share exercise price equal to the fair market value of a share of the Company's Common Stock on the grant date. For these purposes, and in accordance with the terms of the 2008 Plan and the Company's equity award grant practices, the fair market value is equal to the closing price of a share of the Company's common stock on the Nasdaq Global Market on the grant date.

        Each stock option granted to our Non-Employee Directors in fiscal 2009 is subject to a two year vesting schedule, with 50% of the option vesting on each of the first and second anniversaries of the grant date. Once vested, each stock option will generally remain exercisable until its normal expiration date. The stock options granted to our Non-Employee Directors in fiscal 2009 have a term of ten years. Outstanding stock options, however, may terminate earlier in connection with a change in control transaction or a termination of the Non-Employee Director's services as a director. Subject to any accelerated vesting that may apply in particular circumstances, the unvested portion of the stock option will immediately terminate upon a termination of the Non-Employee Director's services as a director. The Non-Employee Director will generally have three months to exercise the vested portion of the stock option following a termination of service. This period is extended to twelve months if the termination is on account of the Non-Employee Director's death or permanent disability. The options granted to Non-Employee Directors in fiscal 2009 do not include any dividend or dividend equivalent rights.

        The Compensation Committee of the Board of Directors administers Non-Employee Director stock option awards granted under the 2008 Plan and has the ability to interpret and make all required determinations under the plan, subject to plan limits. This authority includes making required proportionate adjustments to outstanding awards to reflect any impact resulting from various corporate events such as reorganizations, mergers and stock splits. Pursuant to the terms of the 2008 Plan, stock options granted to our Non-Employee Directors will generally vest on an accelerated basis in connection with a change in control of the Company to the extent such awards are not substituted or assumed by a successor in connection with the transaction.

 CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

        The following provides a description of certain relationships and related transactions since the beginning of fiscal year 2007 between some of our directors and executive officers and us or our subsidiaries and affiliates.

        Sublease with Infuse Capital.    On November 3, 2009, we entered into a Sublease Agreement with Infuse Capital, a California corporation ("Infuse"). One of our directors, Tracy Lenocker, is the sole owner of Infuse. Pursuant to the Sublease Agreement, Infuse will sublease from us approximately 4,869 square feet of office space from December 15, 2009 through June 29, 2013. Infuse will pay us a monthly rent ranging from approximately $8,500 to $9,300, for a total of approximately $376,000 over the term of the Sublease Agreement. Infuse will also pay us a proportionate share of certain operating expenses and taxes relating to the subleased property.

        Lifetime Medical Benefits.    On May 19, 2006, our board of directors approved the extension of lifetime medical benefits to our director, Mrs. Heil, and our Chairman of the Board, Mr. Westfall, and his spouse, Patricia Westfall. Mrs. Heil's eligible dependents are included through the maximum age allowable under our benefits plan. In fiscal 2009, we paid premiums for these medical benefits in the amounts of $12,199 for Ms. Heil and her eligible dependents and $14,060 for Mr. Westfall and his spouse.

        Tax Agreements.    In connection with our initial public offering in November 2006, we entered into a Tax Agreement Relating to S Corporation Distributions with each of our stockholders, including our Chairman of the Board, Mr. Westfall, and our directors, Mrs. Heil and Mr. Lenocker. Pursuant to these agreements, we agreed to indemnify, defend and hold harmless each stockholder on an after-tax basis against additional income taxes, plus interest and penalties resulting from adjustments made, as a result of a final determination made by a competent tax authority, to the taxable income we reported as an S Corporation. Such indemnification also includes any losses, costs or expenses, including reasonable attorneys' fees, arising out of a claim for such tax liability.

        Indemnification Agreement.    In connection with our initial public offering in November 2006, we entered into an Indemnification Agreement with our director, Mrs. Heil, as trustee of The 1994 Dan W. Heil and Linda Lee Heil Revocable Trust, the selling stockholder in the initial public offering. Pursuant to this agreement, we agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the selling stockholder may be required to make for certain liabilities.

Related Person Transaction Policy

        In March 2007, the Board adopted a policy addressing the Company's procedures with respect to the review, approval and ratification of "related person transactions" that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. The policy provides that any transaction, arrangement or relationship, or any series of similar transactions, in which the Company was, is or will be a participant, the amount involved exceeds $120,000, and a "related person" (as defined in the policy) has or will have a direct or indirect material interest (each such transaction, a "Related Person Transaction") shall be subject to review and approval or ratification by the Audit Committee. In its review of Related Person Transactions, the Audit Committee shall review the material facts and circumstances of the transaction and shall take into account certain factors, where appropriate, based on the particular facts and circumstances, including (i) the nature of the "related person's" interest in the transaction, (ii) the approximate dollar value of the amount involved in the Related Person Transaction, (iii) whether the transaction was taken in the Company's ordinary course of business, (iv) whether the transaction with the "related person" is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and (v) the purpose of, and the potential benefits to the Company of, the Related Person Transaction.

        No member of the Audit Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a "related person" provided that such member can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of the Committee or the Board.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors assists the Board in performing its oversight responsibilities for the Company's financial reporting process, audit process and internal controls as more fully described in the Audit Committee charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to U.S. generally accepted accounting principles.

        In the performance of its oversight function, the Audit Committee reviewed and discussed the Company's audited financial statements for the year ended January 1, 2010 with the Company's management and with the Company's independent registered public accounting firm. In addition, the Committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards , Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence from the Company.

        Based on the review and discussions with management and the independent registered public accounting firm described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 1, 2010 for filing with the SEC.

Members of the Audit Committee

Keith W. Renken (Chair)
Douglas J. McEachern
John M. Toups

        The preceding Report of the Audit Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference into a filing under either of such Acts. The Report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act.

OTHER INFORMATION

Solicitation of Proxies

        The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. Solicitation will be made primarily by mail, but regular employees of the Company, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile and personal interviews. In addition, Computershare Investor Services will assist in solicitation of proxies. The Company anticipates out-of-pocket costs associated with proxy solicitation. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Householding of Stockholder Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's Proxy Statement or Annual Report may have been sent to multiple stockholders in the same household unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of either document to any stockholder upon request by writing to the Company at the following address: Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, Attn: Secretary or upon oral request directed to the Company's Secretary at (800) 424-9144. Any stockholder who wants to receive separate copies of the Annual Report and Proxy Statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact the stockholder's bank, broker, or other nominee record holder, or contact the Company by writing to the above address or by oral request at the above telephone number.

Stockholder Proposals

        A stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's Proxy Statement and form of proxy for the 2011 Annual Meeting of Stockholders must be received by the Company by December 22, 2010. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals.

        A stockholder otherwise desiring to bring a proposal before the 2011 Annual Meeting of Stockholders (including generally any proposal relating to the nomination of a director to be elected to the Board of Directors) must comply with the then current advance notice and information requirements in the Company's Charter and Bylaws and deliver the proposal to the principal executive offices of the Company after February 4, 2011 and on or before March 6, 2011 (90 to 120 days prior to the first anniversary of this year's Annual Meeting) in order for such proposal to be considered timely. If, however, the date of the 2011 Annual Meeting is more than 30 days before or more than 60 days after June 4, 2011, stockholders must submit such nominations or proposals no earlier than the close of business on the 120th day prior to the Annual Meeting, and no later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the date on which public disclosure of the date of the Annual Meeting is first made by the Company. In addition, with respect to nominations for directors, if the number of directors to be elected at the 2011 Annual Meeting of Stockholders is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board of Directors by February 24, 2011 (100 days prior to the first anniversary of this year's Annual Meeting), notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Secretary at our principal executive offices no later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. Any proposal nominating a director candidate must also comply with the requirements above under "Proposal 1. Election of Directors—The Board of Directors—Director Nominations by Stockholders."

        Our bylaws also provide that a stockholder who wishes to nominate a director or propose other proper business to be brought before the stockholders at the Annual Meeting must be a stockholder of record of the Company at the time the notice is delivered to the Company's Secretary and the stockholder must be entitled to vote at the Annual Meeting.

        A stockholder notice to nominate a director or bring any other business before the 2011 Annual Meeting of Stockholders must set forth certain information specified in our Bylaws. Any stockholder proposal should be mailed to: Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, Attn: Secretary. Copies of the Charter and Bylaws may be obtained without charge by providing a written request to the Secretary of the Company at that address.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Global Market. Officers, directors and greater than 10% stockholders are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners in fiscal 2009 were satisfied.

Other Matters

        The Board of Directors does not know of any matter other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

        REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY TODAY.

EXHIBIT I

WILLDAN GROUP, INC.
2008 PERFORMANCE INCENTIVE PLAN

1.     PURPOSE OF PLAN

  The purpose of this Willdan Group, Inc. 2008 Performance Incentive Plan (this "Plan") of Willdan Group, Inc., a Delaware corporation (the "Corporation"), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.     ELIGIBILITY

  The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An "Eligible Person" is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation's compliance with any other applicable laws. An Eligible Person who has been granted an award (a "participant") may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and "Board" means the Board of Directors of the Corporation.

3.     PLAN ADMINISTRATION

  3.1
  The Administrator.    This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The "Administrator" means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

    With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

  3.2
  Powers of the Administrator.    Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

  (a)
  determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

  (b)
  grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

  (c)
  approve the forms of award agreements (which need not be identical either as to type of award or among participants);

  (d)
  construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

  (e)
  cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

  (f)
  accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

  (g)
  adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, substitution, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

    (h)
    determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

    (i)
    determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

    (j)
    acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration, provided, however, that in no case without stockholder approval shall the Corporation effect a "repricing" of a stock option or stock appreciation right granted under this Plan by purchasing the option or stock appreciation right at a time when the exercise or base price of the award is greater than the fair market value of a share of Common Stock; and

    (k)
    determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

  3.3
  Binding Determinations.    Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

  3.4
  Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

  3.5
  Delegation.    The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

  4.1
  Shares Available.    Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, "Common Stock" shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

  4.2
  Share Limits.    The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the "Share Limit") is equal to the sum of the following:

  (1)
  800,0001 shares of Common Stock, plus

(1)
The current aggregate Share Limit for this Plan is 450,000 shares (excluding shares originally authorized for issuance under the 2006 Plan). Stockholders are being asked to approve amendments to this Plan that would increase this aggregate Share Limit by an additional 350,000 shares (so that the new aggregate Share Limit for the plan would be 800,000 shares, in addition to the shares originally authorized and not issued under the 2006 Plan as set forth above).

    (2)
    the number of shares of Common Stock available for additional award grant purposes under the Corporation's Willdan Group, Inc. 2006 Stock Incentive Plan (the "2006 Plan") as of the date of stockholder approval of this Plan (the "Stockholder Approval Date") and determined immediately prior to the termination of the authority to grant new awards under the 2006 Plan as of the Stockholder Approval Date, plus

    (3)
    the number of any shares subject to stock options granted under the 2006 Plan and outstanding on the Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised.

    The following limits also apply with respect to awards granted under this Plan:

    (a)
    The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 1,100,0002 shares.

    (b)
    The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 100,000 shares.

    (c)
    The maximum number of shares of Common Stock that may be delivered pursuant to awards granted under this Plan, other than those described in the next sentence, is 750,000 shares. This limit on so-called "full-value awards" does not apply, however, to (1) shares delivered in respect of compensation earned but deferred, (2) shares delivered in respect of stock option grants, and (3) shares delivered in respect of stock appreciation right grants.

    (d)
    Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

    Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

  4.3
  Awards Settled in Cash, Reissue of Awards and Shares.    To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

(2)
Stockholders are being asked to approve an increase in this limit from 750,000 shares to 1,100,000 shares.

  4.4
  Reservation of Shares; No Fractional Shares; Minimum Issue.    The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation's obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.     AWARDS

  5.1
  Type and Form of Awards.    The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

            5.1.1    Stock Options.    A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an "ISO") or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

            5.1.2    Additional Rules Applicable to ISOs.    To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term "subsidiary" is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an "incentive stock option" as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

            5.1.3    Stock Appreciation Rights.    A stock appreciation right or "SAR" is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the "base price" of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

            5.1.4    Other Awards.    The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon.

  5.2
  Section 162(m) Performance-Based Awards.    Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees ("Qualifying Options" and "Qualifying SARS," respectively) typically will be, granted as awards intended to satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code ("Performance-Based Awards"). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation's subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

            5.2.1    Class; Administrator.    The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

            5.2.2    Performance Goals.    The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria ("Business Criteria") as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals ("targets") must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

            5.2.3    Form of Payment; Maximum Performance-Based Award.    Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs) that are granted to any one participant in any one calendar year shall not exceed 100,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

            5.2.4    Certification of Payment.    Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

            5.2.5    Reservation of Discretion.    The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

            5.2.6    Expiration of Grant Authority.    As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator's authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation's stockholders that occurs in the fifth year following the year in which the Corporation's stockholders first approve this Plan.

  5.3
  Award Agreements.    Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an "award agreement"), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

  5.4
  Deferrals and Settlements.    Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

  5.5
  Consideration for Common Stock or Awards.    The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

    •
    services rendered by the recipient of such award;

    •
    cash, check payable to the order of the Corporation, or electronic funds transfer;

    •
    notice and third party payment in such manner as may be authorized by the Administrator;

    •
    the delivery of previously owned shares of Common Stock;

    •
    by a reduction in the number of shares otherwise deliverable pursuant to the award; or

    •
    subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

    In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant's ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

  5.6
  Definition of Fair Market Value.    For purposes of this Plan, "fair market value" shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through the NASDAQ Global Market Reporting System (the "Global Market") for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

  5.7
  Transfer Restrictions.

            5.7.1    Limitations on Exercise and Transfer.    Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

            5.7.2    Exceptions.    The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person's family members).

            5.7.3    Further Exceptions to Limits on Transfer.    The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

      (a)
      transfers to the Corporation (for example, in connection with the expiration or termination of the award),

      (b)
      the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to or exercise by the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

      (c)
      subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

      (d)
      if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

      (e)
      the authorization by the Administrator of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

  5.8
  International Awards.    One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.     EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

  6.1
  General.    The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

  6.2
  Events Not Deemed Terminations of Service.    Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

  6.3
  Effect of Change of Subsidiary Status.    For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.     ADJUSTMENTS; ACCELERATION

  7.1
  Adjustments.    Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

    Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

    It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

    Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this

    Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

  7.2
  Corporate Transactions—Assumption and Termination of Awards.    Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Corporation; a sale of all or substantially all the business, stock or assets of the Corporation; a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) subject to Section 7.4 and unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days' notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

    Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

    The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

    In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

    Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

  7.3
  Other Acceleration Rules.    The Administrator may override the provisions of Section 7.2 and/or 7.4 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

  7.4
  Golden Parachute Limitation.    Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall any award or payment be accelerated under this Plan to an extent or in a manner so that such award or payment, together with any other compensation and benefits provided to, or for the benefit of, the participant under any other plan or agreement of the Corporation or any of its Subsidiaries, would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), or the applicable award agreement includes such provisions, the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to the awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a "gross-up" as opposed to a "cut-back" in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8.     OTHER PROVISIONS

  8.1
  Compliance with Laws.    This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

  8.2
  No Rights to Award.    No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

  8.3
  No Employment/Service Contract.    Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this

    Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

  8.4
  Plan Not Funded.    Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

  8.5
  Tax Withholding.    Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

  (a)
  require the participant (or the participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

  (b)
  deduct from any amount otherwise payable in cash to the participant (or the participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

    In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

  8.6
  Effective Date, Termination and Suspension, Amendments.

            8.6.1    Effective Date.    This Plan is effective as of June 9, 2008, the Stockholder Approval Date (the "Effective Date"). Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the date of Board approval of the Plan. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

            8.6.2    Board Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

            8.6.3    Stockholder Approval.    To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

            8.6.4    Amendments to Awards.    Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

            8.6.5    Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

  8.7
  Privileges of Stock Ownership.    Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

  8.8
  Governing Law; Construction; Severability.

            8.8.1    Choice of Law.    This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

            8.8.2    Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

            8.8.3    Plan Construction.

      (a)
      Rule 16b-3.    It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

      (b)
      Section 162(m).    Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

  8.9
  Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

  8.10
  Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.    Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

  8.11
  Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

  8.12
  No Corporate Action Restriction.    The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

  8.13
  Other Company Benefit and Compensation Programs.    Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Willdan Group, Inc. 016VCA 1 U PX + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name appears on this Proxy Card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title as such. Corporations and partnerships shall sign in full corporate or partnership name by an authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A The Board of Directors recommends a vote FOR the election of each of the nominees for director and FOR Proposal 2 and FOR Proposal 3. For Against Abstain 2. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2010. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND FOR PROPOSAL 3. Change of Address — Please print new address below. Comments — Please print your comments below. 01 - Win Westfall 04 - Raymond W. Holdsworth 07 - Keith W. Renken 02 - Thomas D. Brisbin, Ph.D. 05 - W. Tracy Lenocker 03 - Linda L. Heil 06 - Douglas J. McEachern 1. Election of Directors*: For Withhold For Withhold For Withhold *For the terms described in the accompanying Proxy Statement. 08 - Wayne Shelton 09 - John M. Toups In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. For Against Abstain 3. Approval of the amendments to the Company’s 2008 Performance Incentive Plan as described in the Proxy Statement. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 0 2 5 6 9 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Proxies granted by these methods are valid under California law. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Daylight Time, on June 4, 2010. Vote by Internet Log on to the Internet and go to www.investorvote.com/WLDN Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message.

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on June 4, 2010 The undersigned stockholder of Willdan Group, Inc., a Delaware corporation (the “Company”), hereby appoints Thomas Brisbin, Ph.D. and W. Tracy Lenocker, or either of them acting alone, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at The Hyatt Regency Orange County, 11999 Harbor Blvd., Garden Grove, California 92840, on June 4, 2010 at 10:00 a.m. Pacific Daylight Time, and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director and “FOR” Proposal 2 and “FOR” Proposal 3, each as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. The signer hereby revokes all Proxies heretofore given by the signer with respect to said meeting or any adjournment or postponement thereof. YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE REVERSE SIDE. SEE THE REVERSE SIDE Proxy — Willdan Group, Inc. You are cordially invited to attend the Annual Meeting of Stockholders of WILLDAN GROUP, INC. to be held Friday, June 4, 2010 at 10:00 a.m. Pacific Daylight Time at THE HYATT REGENCY ORANGE COUNTY 11999 HARBOR BOULEVARD GARDEN GROVE, CALIFORNIA 92840 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]